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                                                                     EXHIBIT 5.1



                            MORRIS, MANNING & MARTIN
                         A LIMITED LIABILITY PARTNERSHIP
                                  [LETTERHEAD]

                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.

                          ATLANTA, GEORGIA 30326-1044
                             TELEPHONE 404 233-7000
                             FACSIMILE 404 365-9532
                             E-MAIL LWS@MMMLAW.COM



                                  June 15, 2001


Daleen Technologies, Inc.
1750 Clint Moore Road
Boca Raton, Florida  33487

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel for Daleen Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (such Registration Statement, as amended, is herein referred to as the "Registration Statement"), of a proposed offering of up to 60,200,540 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), by certain stockholders of the Company named in the Registration Statement (the "Selling Stockholders"). The Shares being offered by the Selling Stockholders include up to: (i) 29,794,178 shares of Common Stock issuable upon conversion of shares of the Company's Series F Convertible Preferred Stock (the "Series F Preferred") issued in the private placement of the Series F Preferred; (ii) 13,109,429 shares of Common Stock issuable upon the conversion of shares of Series F Preferred issuable upon exercise of warrants issued in connection with the private placement of the Series F Preferred (the "Series F Warrants"); (iii) 10,464,640 shares of issued and outstanding Common Stock currently held by the Selling Stockholders (the "Outstanding Shares"); and
(iv) 2,145,434 shares of Common Stock issuable upon exercise of other outstanding warrants (the "Outstanding Warrants").

         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and (ii) the Shares of Common Stock to be issued upon conversion of the Series F Preferred, upon conversion of the Series F Preferred to be issued upon exercise of the Series F Warrants, and upon exercise of the outstanding warrants, have been duly authorized and when issued, delivered and paid for in accordance with the terms of the respective governing instruments and warrant agreements, will be validly issued, fully paid and non-assessable.


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MORRIS, MANNING & MARTIN
a limited liability partnership


August 28, 1996
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         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus contained therein.

                                            Very truly yours,

                                            MORRIS, MANNING & MARTIN, L.L.P.